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As filed with the Securities and Exchange Commission on November 13, 2002	Registration Nos. 333- and 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SIMON PROPERTY GROUP, INC. (Exact name of registrant as specified in its charter)	SPG REALTY CONSULTANTS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)
046268599 (I.R.S. Employer Identification Number)	13-2838638 (I.R.S. Employer Identification Number)
National City Center 115 West Washington Street, Suite 15 East Indianapolis, Indiana 46204 (317) 636-1600 (Address of Principal Executive Offices)
SIMON PROPERTY GROUP, L.P. 1998 STOCK INCENTIVE PLAN (Full title of the plan)
James M. Barkley, Esq. Simon Property Group 115 West Washington Street, Suite 15 East, Indianapolis, Indiana 46204 (Name and address of agent for service)
(317) 636-1600 (Telephone number, including area code, of agent for service)
Copy to: David C. Worrell Baker & Daniels 300 North Meridian Street, Suite 2700 Indianapolis, Indiana 46204 (317) 237-0300

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered(1)	Amount of shares to be registered(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.0001 per share	5,000,000	$34.275(3)	$171,375,000(3)	$15,767(3)

(1)
Each share of Common Stock of Simon Property Group, Inc. is paired with a beneficial interest in 1/100th of a share of common stock of SPG Realty Consultants, Inc.
(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also registers additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, and similar transactions.
(3)
It is impracticable to state the maximum offering price per share with respect to the shares registered for issuance pursuant to the Simon Property Group, L.P. 1998 Stock Incentive Plan (the "Plan"). Accordingly, the proposed maximum offering price per share, the aggregate offering price and the amount of the registration fee attributed thereto are estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Common Stock as reported by the New York Stock Exchange on November 11, 2002, which was $34.275 per share.

        The Registrants' Registration Statement on Form S-8 (Registration Nos. 333-64313 and 333-64313-01) is incorporated herein by reference.

1

SIGNATURES

        The Registrants.    Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on November 7, 2002.

SIMON PROPERTY GROUP, INC. and SPG REALTY CONSULTANTS, INC.
By:	/s/ DAVID SIMON David Simon Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby authorizes David Simon, Stephen E. Sterrett, James M. Barkley and John Dahl, or any of them, each with full power of substitution, to execute in the name and on behalf of such person any amendment to this Registration Statement, including post-effective amendments, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints David Simon, Stephen E. Sterrett, James M. Barkley and John Dahl, or any of them, each with full power of substitution, attorney-in-fact to sign any amendment to this Registration Statement, including post-effective amendments, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on November 7, 2002.

Signature	Title
/s/ DAVID SIMON David Simon	Chief Executive Officer and Director (Principal Executive Officer)
/s/ HERBERT SIMON Herbert Simon	Co-Chairman of the Board of Directors
/s/ MELVIN SIMON Melvin Simon	Co-Chairman of the Board of Directors
/s/ HANS C. MAUTNER Hans C. Mautner	Vice Chairman of the Board of Directors
/s/ RICHARD S. SOKOLOV Richard S. Sokolov	President, Chief Operating Officer and Director
/s/ BIRCH BAYH Birch Bayh	Director
/s/ MELVYN E. BERGSTEIN Melvyn E. Bergstein	Director
/s/ PIETER S. VAN DEN BERG Pieter S. van den Berg	Director
/s/ G. WILLIAM MILLER G. William Miller	Director
/s/ FREDRICK W. PETRI Fredrick W. Petri	Director
/s/ J. ALBERT SMITH, JR. J. Albert Smith, Jr.	Director
/s/ PHILIP J. WARD Philip J. Ward	Director

/s/ M. DENISE DEBARTOLO YORK M. Denise DeBartolo York	Director
/s/ STEPHEN E. STERRETT Stephen E. Sterrett	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ JOHN DAHL John Dahl	Senior Vice President (Principal Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
4.1	Restated Certificate of Incorporation of Simon Property Group, Inc. (incorporated by reference to Exhibit 3.1 to the Registrants' Current Report on Form 8-K filed October 9, 1998).
4.2	Amended and Restated By-laws of Simon Property Group, Inc. (incorporated by reference to Exhibit 3.1 to the Registrants' Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).
4.3	Restated Certificate of Incorporation of SPG Realty Consultants, Inc. (incorporated by reference to Exhibit 3.3 to the Registrants' Current Report on Form 8-K filed October 9, 1998).
4.4	Amended and Restated By-laws of SPG Realty Consultants, Inc. (incorporated by reference to Exhibit 3.2 to the Registrants' Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).
4.5
Issuance Agreement dated as of September 23, 1998, between Simon Property Group, Inc. and SPG Realty Consultants, Inc. (incorporated by reference to Exhibit 4.5 to the Registrants' Current Report on Form 8-K filed October 9, 1998).
4.6
Trust Agreement, dated as of October 30, 1979, among shareholders of predecessors in interest to Simon Property Group, Inc. and SPG Realty Consultants, Inc., and First Jersey National Bank, as Trustee (incorporated by reference to Exhibit 4.7 of the Form S-4 filed by Corporate Property Investors, Inc. (Reg. No. 333-61399)).
5	Opinion of Baker & Daniels.
23.1	Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a of the Securities Act).
23.2	Consent of Baker & Daniels (included in Exhibit 5).
24	Power of Attorney (included on the Signature Page of the Registration Statement).
99
Simon Property Group, L.P. 1998 Stock Incentive Plan (As Proposed To Be Amended May 8, 2002) (incorporated by reference to Appendix A to the Registrants' Definitive Proxy Statement on Schedule 14A dated April 12, 2002.)

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SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS